THIS DOCUMENT IS A COPY OF THE LEASE FILED ON MAY 15, 1996
PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION



                  FIRST ADDENDUM TO OFFICE LEASE
                          BY AND BETWEEN
                  ALVAMIJ HUNTINGTON BEACH, CA.
                               AND
                      LIBERTY NATIONAL BANK

          THIS IS A FIRST ADDENDUM to that certain Office Lease consisting of "Basic Lease Provisions" and "Additional Lease Provisions"), dated as of August 20, 1981, by and between ALVAMIJ HUNTINGTON BEACH, INC., a California corporation, as successor to One Pacific Plaza, a joint venture ("Landlord"), and LIBERTY NATIONAL BANK, a national banking association ("Tenant"), with respect to the following facts:


                             RECITALS

          A. Tenant presently occupies Suites 100, 205, 206 and 560 of that certain office building (the "Building") known as One Pacific Plaza, located at 7777 Center Drive, Huntington Beach, California. Tenant occupies Suite 100 pursuant to the terms of the above-referenced Lease. Said premises consist of an aggregate rentable square footage of 8,386 square feet.

          B. Tenant occupies Suites 205 and 206, which consist of 1,823 and 1,044 rentable square feet, respectively, pursuant to those certain Office Leases, dated December 30, 1982, and January 6, 1984, respectively (hereinafter the second Floor Leases").

       C. Tenant occupies Suite 560, which consists of 1,282 rentable square feet, pursuant to that certain Office Lease, dated March 22, 1984 (hereinafter fifth Floor Lease").

         D. Suite 102 is located on the first floor of the Building, consists of 5,172 rentable square feet, and constitutes the entire remaining portion of the first floor not presently occupied by Tenant, excluding therefrom approximately 720 rentable square feet presently occupied by Coffee Plus. The current tenant of Suite 102 has recently vacated said premises and Tenant desires to lease said Suite 102 on the terms and conditions contained herein.

          E. Effective upon the commencement date of Tenant's lease of said Suite 102, Tenant desires to cancel its Second Floor Leases (consisting of an aggregate of 2,867 rentable square feet) and its Fifth Floor Lease, and Landlord is willing to permit said cancellation in accordance with the provisions of paragraph 8 hereof.


                       TERMS AND CONDITIONS

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Addition of Expansion Space. Effective as of February 1, 1986 (or such earlier date as Tenant occupies Suite 102), the Premises (as that term is defined at the first paragraph of that certain Office Lease "Ground Floor Premises", dated August 20, 1981, by and between One Pacific Plaza, a joint venture, as landlord, and Liberty National Bank, a national building association, in organization, hereinafter referred to as the "Lease") is hereby expanded to include Suite 102 consisting of 5,172 rentable square feet. Attached hereto as Exhibit "A" is a drawing of the Premises, including both Suite 100 and Suite 102.

          2. Modification of Basic Lease Provisions. Effective as of February 1, 1986 (or such earlier date as Tenant occupies Suite
102), the Basic Lease Provisions are hereby amended as follows:

              (a) Paragraph 2 is hereby amended to provide as follows:

                    "2.  Total Net Rentable Area of the Premises:
13,558 square feet, consisting of the following:

                    Suite 100:     8,386 square feet
          Suite 102:     5,172 square feet
          Total:              13,558 square feet
          Total Net Rentable Area of the Building:      93,228
square feet."

              (b) Paragraph 3 is hereby amended to provide as follows:

                "3.   Initial Basic Annual Rent:

          Suite 100:     $176,106.00 (1.75 per square foot) as of
October 1, 1981.
          Suite 102:     $99,302.40 ($1.60 per square foot) as of
February 1, 1986
                    or such earlier date as Tenant occupies Suite
102).

          Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant shall be obligated to pay to Landlord Basic
          Annual Rent for Suite 102 equal to only fifty percent (50%) of the rate set forth hereinabove until the earlier of (i) the cancellation of the Fifth Floor Lease and the Second Floor Leases or (ii) March 16, 1986."

                Paragraph 4 is hereby amended to provide as follows:

          "4.  Initial Monthly Rental Installments:

          Suite 100:     $14,675.50 as of October 1, 1981.
          Suite 102:     $8,275.20 as of February 1, 1986 (or such
earlier date
                     as Tenant occupies Suite 102).

          Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant shall be obligated to pay to Landlord Initial
          Monthly Rental Installments for Suite 102 equal to only fifty percent 50%) of the rate set forth hereinabove until the earlier of (i) the cancellation of the Fifth Floor Lease and the Second Floor Leases or (ii) March 16,
          1986."

                    3.  Additional Rent.  Landlord and Tenant
herebyacknowledge and agree that, pursuant to the provisions of paragraph 3.3 of Article 3 of the Lease, for the 1986 calendar year Tenant shall pay to Landlord as Tenant's Proportionate Share (which is agreed to be 14.83%) of the Estimated Total Operating Expenses for 1986 the following monthly sums:

          Premise           Monthly Installment
          Suite 100 $ 2,479.18
          Suite 102 $ 1,486.00
                    Total Monthly Installment     $ 3,965.18

          Tenant's Proportionate Share in the amount of 14.83% was computed by comparing the square footage of Suite 100 to 100% of the square footage of the Building and by comparing the square footage of Suite 102 to 95% of the square footage of the Building, as follows: Suite 100 = 8,386 square feet - 93,228 square feet = 8.99% and Suite 102 = 5,172 square feet - 93,228 square feet x 95% = 5.84%, and 8.99% + 5.84% = 14.83%.

          4. Earthquake Insurance Limitation. The second paragraph of paragraph 3.5 of the Lease, located on page 10(a) thereof, is hereby amended to provide in full as follows:

          "Notwithstanding anything contained in Section
          3.5(e) to the contrary, that portion of Total
          Operating Expenses to be paid by Tenant
          allocable to insurance premiums for earthquake coverage with respect to Suite 100 shall not exceed EIGHT HUNDRED DOLLARS ($800.00) per year through the end of 1982, and the sum of EIGHT HUNDRED DOLLARS ($800.00) per year increased by any increase in the Consumer
          Price Index between October 1981 and October of the calendar year preceding the calendar year for which such computation is being made, such adjustment to be made in the manner provided in Section 2.2.2 above, but without the seventy-five percent (75%) limitation provided for in said Section. There shall be no limitation on Tenant's share of earthquake insurance premiums as to Suite 102, as to which Tenant shall pay its entire 5.84%
          Tenant's Proportionate Share.  In addition,
          Tenant shall not be required to pay any
          portion of said earthquake insurance premiums at such time, if ever, as any other tenant in the Building is not responsible, directly or indirectly, for a portion of said earthquake insurance premiums".

          5. Additional Space Needs. The fourth (4th) line of paragraph 7.3 of the Lease, located on page 17(a) thereof, is hereby amended to provide as follows: "Floors 2, 3, 4 and/or 5 in the Building, specifying in such notice. . ."

          6. Parking. Landlord agrees to provide adequate surface parking of the Project, on a non-exclusive basis, for customer and invitees of Tenant.

          7.  Signs.

               (a) Notwithstanding anything to the contrary contained at paragraph 43.1 of the Lease, Landlord hereby agrees that Tenant may relocate its existing sign on the northeasterly side of the Building to the northwesterly side of the Building, as indicated on Exhibit "B" attached hereto, provided that said relocation shall be at Tenant's sole cost and expense (including the repair of the area to be vacated by the existing sign) and further subject to Tenant complying with all applicable laws, regulations and ordinances, including permit requirements of the City of Huntington Beach and subject to approval of the Architectural Committee of One Pacific Plaza Association.

                (b)  The last sentence of footnote 2 to paragraph
43.1 of the Lease is hereby amended to provide as follows:

          "If Tenant vacates or does not operate within the Building as a bank or other financial institution (a temporary vacation due to casualty damage, remodeling and similar circumstances excepted), Tenant shall remove its signs from the roof of the Building and its right to use the roof of the Building for signs under this section shall terminate".

          8.  Cancellation of Second Floor Leases and Fifth Floor
Lease. Provided that Tenant is not then in material default of either this Lease, the Second Floor Leases or the Fifth Floor
Lease, Landlord and Tenant hereby agrees as follows:

               (a ) Tenant shall vacate the Fifth Floor Lease space no later than February 14, 1986. At such time as Tenant vacates said Fifth Floor Lease space, said Fifth Floor Lease shall be cancelled and of no further force or effect whatsoever.

               (b) Tenant shall vacate the Second Floor Leases space no later than March 15, 1986. At such time as Tenant vacates said Second Floor Leases space, said Second Floor Leases shall be canceled and of no further force or effect whatsoever.

          9. Agreement of Non-Disturbance. Landlord hereby agrees that it shall deliver to Tenant, on or before May 1, 1986, fully executed copies of the Agreements of Non-Disturbance attached hereto as Exhibits "B-1" and "B-2", without any change or alteration whatsoever. Landlord represents that except for the Trust Deeds referred to in Recitals B to said Agreements of Non-Disturbance, there are no other liens or encumbrances against the Building and the Premises as of the date hereof other than real property taxes and assessments.

         10. No Other Changes. Except as expressly amended hereby, the Lease shall remain in full force and effect without any change or alteration of any nature whatsoever.



Dated: February 14, 1986

"Landlord"                                        "Tenant"

ALVAMIJ HUNTINGTON BEACH, INC.,    LIBERTY NATIONAL BANK,
a California Corporation           a National Banking Association


By:  /s/ illegible signature       By: /s/James Ott

     Its: Agent                    Its: EVP


By:  /s/ James P. Dazo             By: Robert Lavallee

     Its: Asst Treasurer           Its: Senior V.P.

                     O F F I C E    L E A S E


                     "GROUND FLOOR PREMISES"


                         BY AND BETWEEN

                ONE PACIFIC PLAZA, A JOINT VENTURE

                           AS LANDLORD

                               AND

                      LIBERTY NATIONAL BANK

         A National Banking Association (In Organization)

                            AS TENANT




                    One Pacific Plaza Building
                   Huntington Beach, California

                           OFFICE LEASE


          THIS LEASE is made this 20 day of August, 1981, between ONE PACIFIC PLAZA, a joint venture, hereinafter called "Landlord" and LIBERTY NATIONAL BANK, a National Banking Association (In
Organization), hereinafter called "Tenant."


                        LEASE OF PREMISES

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, that certain office space consisting of a portion of the ground floor (the "Premises") as shown in the drawings attached hereto as Exhibit "A" and located in that certain office structure being constructed on a portion of that certain real property legally described as Parcel 1 shown on Parcel Map 79-585, in the City of Huntington Beach, County of Orange, State of California, per Map filed in Book 144, pages 31-33 of Parcel Maps in and for said County. Tenant shall have the right to construct a vault adjacent to the Southeast corner of the Building on foundations being installed by Landlord and, in such event, such vault,shall be deemed to be a portion of the Premises. The location of the said office structure (hereinafter called the "Building") is shown on the first phase site plan attached hereto as Exhibit "B". The commercial center of which the Building is a part is hereinafter called the "Project" and is defined in paragraph 10 of the Basic Lease Provisions.


                      BASIC LEASE PROVISIONS

1.     Building Name: One Pacific Plaza
        Address: 7777 Center Drive, Huntington Beach, California
92647

2. Total Net Rentable Area of the Premises: 8,386 square feet. Total Net Rentable Area of the Building: 92,730 square feet.

3. Initial Basic Annual Rent: $180,600.00 ($1.75 per square foot per month.)

4.     Initial Monthly Rental Installments: $14,675.50

5.     [Deleted]

6.      Estimated Total Operating Expenses for each of calendar
year 1981 and calendar year for 1982:
       $347.737.50

 7. Term: Twenty (20) years plus four subsequent options of five years each


8.        Target Commencement Date: October 1, 1981

9.        Security Deposit: $18,800 (See Article 4 of Additional
Lease Provision)

10. Declaration: That certain Declaration of Covenants, conditions, Easements and Restrictions dated March 25, 1980, encumbering the real property legally described as parcels 1 through 8 inclusive, as per the above described Parcel Map (the "Project"), which Declaration was recorded March 26, 1980 in Book 13550, page 1015, Official Records of said County.

11.  Broker: Grubb & Ellis

12.  Address for Payment and Notices:

           LANDLORD:                               TENANT:
           ONE PACIFIC PLAZA                LIBERTY NATIONAL BANK
           7777 Center Drive                     At the Premises
          Huntington Beach, CA 92647
                                        With Copy To:

    P. O. Box 8825

     Fountain Valley, CA 92708

    Attn: Guy Belcore

13. Lease Execution: In witness whereof, the parties hereto have executed this Lease, consisting of the foregoing provisions and of the Additional Lease Provisions which follow, as of the date first above written.

THIS LEASE SHALL NOT BECOME        ONE PACIFIC PLAZA,
EFFECTIVE UNTIL EXECUTED BY        a joint venture
LANDLORD AND DELIVERED TO
TENANT AND THE SUBMISSION          By JERWEL ENTERPRISES,
OF THIS FORM OF LEASE TO           a partnership
TENANT BY LANDLORD, OR
LANDLORD'S AGENT, DOES NOT         By:/s/ Gerald Klein
CONSTITUTE AN OFFER TO
LEASE. NO EMPLOYEE OR AGENT        By BREDERO HUNTINGTON BEACH,
INC.
OF LANDLORD OR ANY PERSON          a California corporation
WITH WHOM TENANT MAY HAVE
NEGOTIATED THIS LEASE HAS               By: /s/ illegible signature
ANY AUTHORITY TO MODIFY THE        Its:
TERMS HEREOF OR TO MAKE ANY             "Landlord"
AGREEMENTS, REPRESENTATIONS,
OR PROMISES UNLESS THE SAME
ARE CONTAINED HEREIN OR ADDED
HERETO IN WRITING.

                                   LIBERTY NATIONAL BANK,
                                   a national banking association
                                   (In Organization)



                                   By: /s/ Richard M. Wilbur
                                        Richard M. Wilbur,
                                        An Organizer



                                   By:/s/ Gaetano L. Belcore
                                        Gaetano L. Belcore,
                                        An Organizer



                                   By:/s/ Robert R. Rigby
                                         Robert R. Rigby,
                                         An Organizer


      MEMORANDUM OF ACTUAL COMMENCEMENT AND EXPIRATION DATES

Commencement Date: October 1, 1981

Expiration Date: September 30, 2001

                   ADDITIONAL LEASE PROVISIONS
                               TERM

  Article 1.

          1.1 The term of this Lease shall be as shown in item 7of the Basic Lease Provisions and shall commence on the Target Commencement Date as shown in Item 8 of the Basic Lease Provisions or such later date as the Premises shall be tendered to Tenant as set forth in Section 1.2 below. The date of
commencement as defined above, hereinafter called   the
"Commencement Date," shall be confirmed in writing by the parties promptly upon such commencement.

          1.2 Landlord may tender the Premises to Tenant on or after the Target Commencement date upon not less than thirty (30) days prior written notice stating that the Premises will be ready for Tenant's construction work on the date specified in such
notice.   (Tenant acknowledges the receipt of said notice
specifying the date of October 1, 1981 as the date the Premises will be ready for Tenant's construction work and agrees said notice shall be deemed to have been given, as required by this lease, more than thirty (30) days prior to October 1, 1981.) In the event that Landlord does not tender the Premises to Tenant as aforesaid by December 31, 1981, Tenant shall have the right to erect a temporary banking facility at Tenant's expense and in accordance with all applicable laws and regulations, on a portion of the project agreeable to Landlord and Tenant. (Said location shall be Building Pad E as shown on exhibit "B" and shall be erected, if at all, in a good and workmanlike manner consistent with applicable laws and the Declaration.) Such facility shall be removed by Tenant no later than four (4) months after the actual Lease Commencement Date, subject to extension by that amount of time during which Tenant's construction work has been delayed by labor trouble, events beyond the reasonable control of Tenant, and acts of Landlord, but in any event no later than thirty (30) days after Tenant opens for business from the Premises and Tenant shall repair any damage resulting from the
erection and/or removal thereof.   (Such removal shall include
the removal of all paving, landscaping, utility lines and other improvements in connection therewith.) Subject to Paragraph 2.1 hereof, no rent shall be payable for the operation of such temporary facility, but the insurance indemnity and hold harmless and mechanic's lien provisions of this Lease shall apply from and after the erection of said temporary facility to said facility just as though said facility were the Premises. Tenant shall pay all utility charges and taxes resulting therefrom and shall maintain the same in good condition and repair. In the event that Landlord does not tender the Premises in such manner to Tenant by March 31, 1982, this Lease, at Tenant's option, shall become null and void. The Premises shall be deemed ready for Tenant's construction work upon the expiration of thirty (30) days from the date said notice is sent, and when utilities to the Premises necessary for Tenant's construction are operative and Landlord has substantially completed the construction work to the Building and the adjacent parking areas to be completed by Landlord under Paragraph 1 of that certain Work Letter, of even date herewith, executed by Landlord and Tenant (the "Work Letter"), as evidenced by the issuance of a certificate of occupancy or temporary certificate of occupancy for the Building by the City of Huntington Beach. The term "substantial completion" shall have the meaning set forth in the Work Letter.

          1.3 Landlord hereby grants to Tenant four options to extend the term of this Lease, each for a five year period commencing when the prior term expires. Each option to extend shall be exercised by Tenant giving Landlord written notice of such exercise no later than six (6) months prior to the time that the subject option period would commence. All of the terms and provisions of this Lease shall apply during each such option period, and rent shall be adjusted in the same manner, and at the same time intervals, as during the initial term of this Lease. A subsequent option may not be exercised unless all prior options have been exercised.


                               RENT

Article 2.

          2.1 Basic Annual Rent. Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 3 of the Basic Lease Provisions, increased in the manner provided below. The Basic Annual Rent shall be payable in equal monthly installments as shown in Item 4 of the Basic Lease Provisions, payable in advance commencing upon the expiration of the first four (4) months of the term of this Lease, subject to extension by that amount of time during which Tenant's construction work has been delayed by acts of Landlord, and continuing on the first day of each calendar month thereafter. If the term of this Lease commences on a date other than the first day of a calendar month, then the rent for the-partial calendar month during which Basic Annual Rent is first payable shall be prorated in the proportion that the number of days in such month following the expiration of such four (4) month period bears to the number of days in that calendar month, and such rent shall be paid upon the expiration of said four (4) month period.

          The term "Lease Year" shall mean each succeeding period of twelve full calendar months after the Commencement Date during the term except that the first such period shall include any partial month at the commencement of the Lease Term. In addition to said Basic Annual Rent, Tenant agrees to pay additional rent as and when hereinafter provided in this Lease. Said Basic Annual Rent and additional rent are hereinafter sometimes referred to collectively as the "rent." The rent shall be payable to Landlord, without deduction or offset or abatement (except as specifically provided in this Lease), in lawful money of the United States of America at the address for Landlord as shown in Item 12 of the Basic Lease Provisions, or to such other person or at such other place as Landlord may from time to time designate in writing.

          2.2  Rental Adjustments

               2.2.1 Adjustment to Fair Market Value. The Basic Annual Rent shall be adjusted to one hundred percent (100%) of the fair market value as hereinafter set forth on the tenth
(l0th), twentieth (20th), twenty-fifth (25th), thirthieth (30th) and thirty-fifth (35th) anniversary of the Commencement Date. Each said dates for adjustment of the Basic Annual Rent are hereinafter referred to as a "Rental Adjustment Date.") In no event shall the Basic Annual Rent for the Premises be decreased below the amount set forth in Item 3 of the Basic Lease Provisions.

     If the parties are unable to agree in writing on the amount of the Basic Annual Rent pursuant to this Section 2.2.1 on or before the date four (4) months preceding the Rental Adjustment Date, then within ten (10) days after said date each party, at its cost and by giving written notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in Orange County to appraise and set the fair market value of the Basic Annual Rent for the Premises. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set such fair market value. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set such fair market value. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall jointly select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set such fair market value. If they are unable to agree on the third appraiser within such ten
(10) day period, either party, by giving ten (10) days' written notice to the other, may apply to the American Arbitration Association, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Provided that if said American Arbitration Association fails to so select such third appraiser within thirty (30) days of request, either party, by giving ten (10) days prior written notice to the other, may apply to the Presiding Judge of te Superior Court of Orange County or to the President of the Orange County Real Estate Association for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee.

          Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the fair-market value of the Basic Annual Rent for the Premises. If a majority of the appraisers are unable to set such fair market value within the stipulated period of time, the twoappraisals closest together shall be added together and their total divided by two; the resulting quotient shall be multiplied by, 100% and the result shall be the Basic Annual Rent for the Premises commencing on the Rental Adjustment Date.

          The appraiser or appraisers so selected shall be instructed to appraise the Premises, taking the age of the Building and this Lease and all of the terms hereof (including term, expenses and rent escalation provisions, and further based upon the fact that this is a triple net Lease wherein Tenant pays separately for taxes, insurance, maintenance and other operating expenses) into account, without value being added by reason of any leasehold improvements, trade fixtures or equipment installed by Tenant, (but including the right to use adjacent Common Area for drive-through facilities once the "Drive-Through Facilities", as defined in Section 8.3 below, have been constructed) based, to the extent feasible, upon rents then being charged to banks in comparable locations for comparable space in multi tenant buildings with similar features under comparable leases executed within one (1) year of the subject Rental Adjustment Date (which rent shall be adjusted to the then current value).

               2.2.2 Additional Adjustments. In addition to all other rental adjustments provided for in this Lease, the Basic Annual Rent, as same may be adjusted pursuant to Section 2.2.1 hereof, shall be further adjusted as of the first day of the fifth month of the third, sixth, ninth, twelfth, fifteenth and eighteenth Lease Years and on the third anniversary date of each subsequent Rent Adjustment Date thereafter (each such date referred to as an "Adjustment Date"), to an amount equaling the sum total of the current Basic Annual Rent plus the lesser of the following two amounts.

                    A.  That amount equal to the Basic Annual
Rent payable prior to the subject Adjustment Date during the subject Lease Year multiplied by 8.5% for each Lease Year since the next preceding Adjustment Date, Rent Adjustment Date, or the Commencement Date through the subject Adjustment Date compounded on an annual basis (i.e., 27.773% for three (3) years).

                    B.  That amount equal to 75% of the
percentage adjustment in the "C.P.I.", as that term is hereinafter defined, multiplied by the Basic Annual Rent payable prior to the subject Adjustment Date as follows:

                         (1)  As used in this Lease, the term
"C.P.I." shall be defined as the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for All Urban Consumers, Los Angeles-Long Beach-Anaheim, California, All-Items (1967=100). In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Landlord and Tenant cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said arbitrators shall be paid equally by Landlord and Tenant.

                         (2)  The current Basic Annual Rent shall
be multiplied by a fraction, the numerator of which is the C.P.I. of the month, three months preceding the subject Adjustment Date and the denominator of which shall be the C.P.I. of the calendar month, three months preceding the immediate prior Adjustment Date, Rent Adjustment Date or the Commencement Date. The product of such calculation shall be multiplied by 75%.

               For example: Assume that the current Basic Annual Rent immediately prior to the subject Adjustment Date is $10,000. Assume further that three Lease Years will have elapsed by the time of the subject Adjustment Date since the last rental adjustment, and 75% of the percentage of C.P.I. adjustment for those three Lease Year totals 22.8, using the above formula. Since 22.8% is less than 27.773%, the new Basic Annual Rental (to be divided by 12 for the monthly rent) effective as of the subject Adjustment Date, would be as follows:

                    Current Basic Annual Rent = $10,000 x 1.228 =
$12,280.


          If any rental adjustment contemplated by Section 2.2 has not been determined by the subject Rent Adjustment Date or Adjustment Date, Tenant shall continue to pay the rent theretofore payable until such adjustment is completed, at which time Tenant shall pay to Landlord an amount sufficient to compensate Landlord for any underpayment of rent, plus, if such delay is due to factors beyond Landlord's control, interest on such payment at the prime rate of interest then charged by the Bank of America per annum from the date such underpayment would have been due.






                         ADDITIONAL RENT

Article 3.

         3.1 With respect to each calendar year during the Lease, the Tenant shall pay in the installments provided below in
Section 3.3 and 3.4, as ADDITIONAL rent, in addition to the Basic Annual Rent specified in Article 2 above, a sum equal to the product of Tenant's Proportionate Share (as hereinafter defined) and the amount of Total Operating Expenses (as hereinafter defined), prorated for any partial calendar year.

          3.2 "Tenant's Proportionate Share" shall be computed by dividing the net rentable area of the Premises identified in
Item 2 of the Basic Lease Provisions by the total net rentable area of the Building identified in said Item 2.

          The term "net rentable area" as used herein shall be computed by measuring from the inside surface of the outer building walls. Specifically included in such area shall be all area within the outside walls, air conditioning shafts and ducts where a central air conditioning system eliminates floor fan rooms, private stairs, private elevators, toilets, air conditioning rooms, fan rooms, air ducts, janitor's closets, slop sinks, electrical closets, telephone closets, and all enclosing walls for the above items, all of which exclusively serve the floor in which they are located, and columns and projections necessary to the Building. The area of air conditioning and fan rooms located on a rental floor serving more than the floor in which located, together with their enclosing walls, shall be apportioned and included as rental area of the floors which they serve. Except as provided above, there shall be excluded building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, with their enclosing walls serving more than one floor, all parking decks and lobby, public vestibules, public telephone booths, ramps, loading docks and other public areas on the first floor of the Building. Net rentable area for divided floors shall include a proportionate share of public corridors, public toilets, air conditioning rooms, fan rooms, air ducts, janitor's closets, electrical closets, telephone equipment closets and their enclosing walls.

          3.3 Landlord shall provide to Tenant a written estimate of Total Operating Expenses at least thirty (30) days prior to the start of each calendar year of the Lease Term. With respect to each such calendar year during the Lease Term, the Tenant shall pay to Landlord, monthly in advance, one-twelfth (l/12th) of Tenants Proportionate Share of the estimated Total Operating Expenses for such year. For 1981 and 1982, said payment shall be based on the Estimated Total Operating Expenses set forth in Item 6 of the Basic Lease Provisions.

          3.4 With1n one hundred twenty (120) days after the end of every calendar year during the Lease Term, commencing with the calendar year 1981 Landlord shall provide Tenant with a written statement certified as true and correct of the actual Total Operating Expenses and Tenant's Proportionate Share thereof for that year broken down in reasonable detail by expense category. If the amount payable by Tenant under Paragraph 3.1 hereof should exceed the amount previously paid by Tenant with respect to such year, then Tenant shall pay to the Landlord the additional amount due to Landlord within ten (10) days, and, if the amount payable by Tenant under Paragraph 3.1 should be less than the estimated amount paid by Tenant with respect to such year, then Landlord shall credit against future additional rent the amount of overpayment by Tenant.

           3.5 Total Operating Expenses are defined a those expenses necessary to operate and maintain the Building, including appurtenances, in a manner deemed reasonable and appropriate and for the best interest of the Tenants in the Building, limited, however, to such items accountable as expenses pursuant to generally accepted accounting principles, including the following:

               (a) Wages, salaries and fringe benefits of all employees of Landlord engaged in the operation and maintenance of the Building; employer's Social Security taxes, unemployment, taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance and pension or retirement benefits for such employees; all of the foregoing limited, however, to costs customarily charged to Tenants in comparably sized office buildings in projects similar to the Project in Orange County and/or Los Angeles County;

               (b) All supplies and materials used in operation and maintenance of the Building;

          (c) Cost of water, sewer, and trash pick up for the Building, including water heating and condensing and the cost of power, gas, heating, lighting, air conditioning and ventilating for the public and common areas of the Building, it being understood and agreed that Tenant, at Tenant's expense, shall separately meter the Premises for electricity and gas and pay the cost of such utilities as separately metered;

               (d) Cost of replacement of equipment and all reasonably necessary maintenance and service agreements on equipment, including alarm service, building mechanical equipment, window cleaning and elevator maintenance and water, heating and cooling systems;

               (e) Cost of casualty and liability insurance in customary amounts applicable to the Building and Landlord's personal property used in connection therewith, including rental loss and/or other endorsements from time to time deemed appropriate by Landlord, also including earthquake coverage. (Liability insurance with limits of up to $10,000,000 for any one occurrence and $1,000,000 property damage shall be deemed customary as of the date of this lease.) See the attached page 10(a).

               (f) Cost of repairs and general maintenance;

               (g) Any capital improvement made or installed after the calendar year 1981 for purposes of saving labor or otherwise reducing applicable operating costs, not to exceed the aggregate estimated costs savings annualized on a straight-line basis over the useful life of the capital improvements as determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

               Notwithstanding anything contained in Section 3.5(e) to the contrary, that portion of Total Operating Expenses to be paid by Tenant allocable to insurance premiums for earthquake coverage shall not exceed EIGHT HUNDRED DOLLARS ($800.00) per year through the end of 1982 and the sum of EIGHT HUNDRED DOLLARS ($800.00) per year increased by any increase in the Consumer Price Index between October 1981 and October of the calendar year preceding the calendar year for which such computation is being made, such adjustment to be made in the manner provided in Section 2.2.2 above, but without the seventy-five percent (75%) limitation provided for in said Section.

               (h) A pro rata share of all costs and charges paid by Landlord as the owner of Parcel 1 as per the above described Parcel Map 79-585 relating to the common and parking areas within the Project pursuant to Section 4.2 or 4.5 of the Declaration, which pro rata share shall be a fraction of the numerator of which is the total building area within the Building and the denominator of which is the total building area within said Parcel 1, as the term building area is defined in the Declaration;

               (i) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, including license, permit and inspection fees and any other taxes and assessments attributable to the Building or its operation, including the land underlying the Building, and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on the Landlord's business of leasing the Building, but excluding taxes on income. If Tenant, together with other tenants occupying in excess of fifty percent (50%) of the net rentable area in the Building, requests it to do so, Landlord will either exercise any rights it may have to contest any increase in any tax assessments or will pay any such tax under protest and permit tenant and other Tenants of the Building to contest the same in Landlord's name, but without cost or expense to Landlord. If Landlord elects to contest any such assessment, which Landlord may do whether or not Tenant or any other tenants request Landlord to do so, all reasonable costs incurred by Landlord in connection therewith shall be included within Total Operating Expenses.

               (j)  The cost of all accounting and other
professional fees incurred in connection with the operation of the Building, other than those incurred for (1) correction of latent or patent construction defects of the Building, (2) the delivery of services to specific tenants rather than the Building in general, and (3) the enforcement of Landlord's right with respect to other tenants of the Building.

            (k) A management fee, not to exceed current market rated, which may be payable to Landlord. (Any sums added to Total Operating Expenses by this subparagraph (k) shall be reducted by 14% before calculating Tenant's Proportionate Share.

          3.6 Notwithstanding the foregoing, Total Operating Expenses shall not include expenses for which the Landlord has rights of reimbursement or indemnification (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the Building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; wages, salaries or other compensation paid to any executive employees above the grade of building manager; the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; cost of capital improvements and depreciation or amortization, (except as provided in Section 3.5(g) or otherwise above). To the extent that any of the expenses described in
Section 3.5 are partially excluded from Total Operating Expenses due to reimbursement or payment of a portion thereof by a tenant of the Building, Tenant's Proportionate Share of the balance of such expense shall be appropriately adjusted by excluding the net rentable area leased to such tenant for purposes of the computation required by Section 3.2.

          3.7 Any operating expense increase for any calendar year during the term of this Lease shall be apportioned so that the Tenant shall pay its proportionate share of only that portion of the increase for such year as falls within the term. This provision shall survive the expiration or earlier termination of the term of this Lease.

          3.8 If any special assessments are included as part of the real estate taxes and such assessment may be paid in installments, the Tenant shall be obligated to pay only the Tenant's proportionate share of the installment falling within the term whether or not the Landlord pays such assessment in installments.

          3.9 In the event that at any time during the term of this Lease, any governmental law, rule or regulation prohibits or postpones in whole or in part any increase in the rent or other sums payable by Tenant hereunder, then such increases under this Lease shall be made to the maximum extent permissible by law at the time provided in this Lease and/or at any time or times thereafter such increase, or any portion thereof, may lawfully be made and any such incrase in rent, or any portion thereof, or other sums payable hereunder, or portions thereof, the payment of which has been so prohibited or postponed, shall thereafter become due and payable to the maximum extent and at the earliest time or times permited by law.
 .
          3.10 Operating expenses for any year in which occupancy of the Building is less than one hundred percent (100%) shall be adjusted for the purposes of computing the amount payable by Tenant under Section 3.1 above, to reflect at least one hundred percent (100%) occupancy of the building.



                         SECURITY DEPOSIT

Article 4.

          Tenant has deposited with Landlord the sum set forth in
Item 9 of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent or the repair of damage to the Premises caused by Tenant, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, the repair of such damage to the Premises, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of said deposit is so used or applied, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant upon the last to occur of (i) the date two (2) years from and after the Commencement Date of the lease term, or (ii) the date of Tenant's substantial completion of the Tenant improvements within the Premises to be constructed by Tenant pursuant to the Work Letter, or (iii) upon condensed water for HVAC system installed by Tenant's written notice to Landlord that Tenant has substantially completed Tenant improvements within the Premises. If Landlord fails to return said security deposit or any balance thereof within ten (10) days of the last to occur of said dates, said security deposit shall bear interest, for the benefit of Tenant, at the "prime rate" of Bank of America NT & SA, plus three percent, but not to exceed the maximum rate allowable by law.


                      UTILITIES AND SERVICES

Article 5.

          5.1 Landlord shall furnish to the Premises between the hours of 7:00 a.m., and 7:00 p.m. Monday through Friday, and between the hours of 8:00 a.m. and 1:00 p.m. Saturday, except legal holidays, such amounts of air conditioning, as Landlord furnishes for normal office purposes in other portions of the Building taking into consideration at any given time the availability of energy resources and prudent energy conservation practices. During other hours Landlord will provide such air conditioning, heating and ventilation upon not less than 24 hours advance notice from Tenant to Landlord, and Tenant, upon presentation of a bill therefor, shall pay Landlord for such services on an hourly basis at the then prevailing rates therefore as reasonably established by Landlord. If such service is not a continuation of that furnished during regular business hours, Tenant shall pay for a minimum of three (3) hours of such service. Subject to provisions set forth below, Landlord shall at all times furnish the Premises with elevator service, and water for kitchen, lavatory and drinking purposes. Tenant shall separately meter the Premises pursuant to Paragraph 3.5(c). Landlord shall provide janitor service; provided, however, that Tenant shall pay for any unusual janitorial services required by reason of any non-Building Standard improvements in the Premises, including without limitation wall coverings and floor coverings, installed by or for Tenant under the Work Letter or otherwise, provided further that Landlord shall deliver to Tenant, prior to the Commencement Date, detailed specifications describing the scope and frequency of such janitorial services. Tenant shall have the option to provide its own janitorial service to the Premises in lieu of the services provided by Landlord, in which case the Estimated Total Operating Expenses shall be reduced by $4,300. Such janitorial service shall include the replacement of fluorescent fixtures as required. Tenant shall pay for replacement of all other bulbs as required. Landlord shall not be liable for any failure to furnish any of such services or utilities when such failure is caused by accidents, strikes, lockouts, other labor troubles, governmental action, shortages or other conditions beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages nor shall any such failure relieve Tenant of the obligation to pay the full rent reserved herein or constitute or be construed as a constructive or other eviction of Tenant. Notwithstanding the foregoing, Tenant shall, at Landlord's option, upon not less than thirty (30) days prior written notice, provide its own janitorial service to the Premises, in lieu of the above services to be provided by Landlord and, in such event, the said Estimated Total Operating Expenses shall be reduced by $4,300.

          5.2 Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of water usually furnished or supplied for use of the Premises as general office space or that would overload the electrical capacity of the Premises or require the installation of new electrical lines; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water, except as provided in the Work Letter. Landlord agrees to grant such consent when required for Tenant's installation of photo reproduction machines and other equipment commonly used in the banking business, provided that the installation of any additional utility lines required for such use shall be the responsibility of Tenant. If Tenant shall require electric current in excess of that and for all other electrical current metered to the Premises. Tenant shall first obtain the consent of Landlord, which Landlord may reasonably refuse, to the use thereof and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed for any such other use. Tenant, however, may connect to the hot water line and the condensed water line in the ceiling above the Premises for heating and air conditioning purposes. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such electric current consumed for any such other use as shown by said meter provided by the Building system installed by Landlord pursuant to the Work Letter, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed. If any lights, machines or equipment (including, but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generates substantially more heat in the Premises than would be generated by the Building Standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including, but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.


                         USE OF PREMISES

Article 6.

          Tenant shall use and occupy the Premises for the conduct of a banking facility and purposes incidental thereto or for any other general office purpose and for no other use or purpose provided that such general office purpose is in connection with the conduct and operation of a business commonly conducted and operated from the ground floors of comparable office buildings in the Orange and Los Angeles County areas and provided further in no event may Tenant permit the occupancy and use of the Premises by any governmental agency. In respect thereto, Landlord shall not during the first ten (10) years of the term of this Lease, lease any other space on the ground floor of the Building to any other banking business (excluding thrift and savings institutions), so long as the Premises are being used for banking purposes. Tenant shall not use or occupy the Premises for the purpose of any medical or dental office, clinic, laboratory or similar business, without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law and shall, upon five (5) days written notice from Landlord, discontinue any use of Premises which is declared by any governmental authority having jurisdiction to be a violation of law. Tenant, at its sole cost and expense, shall comply with any direction of any governmental authority having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the Premises or the use or occupation thereof, by reason of the nature of Tenant's use or occupancy of the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or property located therein Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article.


                 ACCEPTANCE OF PREMISES; RIGHT OF FIRST REFUSAL

Article 7.

          7.1 Landlord hereby makes the following covenants, warranties and representations to Tenant:

               A.  Landlord shall operate and maintain the
Building, other than portions leased to third parties, in a clean, orderly and first class manner.
               B. Landlord shall deliver to Tenant, prior to the Commencement Date, a certificate of the architect/designer of the Building certifying as to the Net Rentable Area of the Premises and of the Building. If said areas are different than those set forth in Item 2 of the Basic Lease Provisions, Landlord and Tenant shall appropriately modify Tenant's Proportionate Share, as defined in Section 3.1, the Initial Basic Annual Rent and Monthly Rental Installments, as set forth in Items 3 and 4 of the Basic Lease Provisions and the Estimated Total Operating Expenses, as set forth in Item 6 of the Basic Lease Provisions.

               C. Any and all patent and latent defects in the Building, other than improvements installed by individual tenants (including Tenant), shall be promptly repaired or reasonably corrected by Landlord, at Landlord's expense, as soon as reasonably possible after Landlord receives notice thereof and other than patent defects in the Premises or which Tenant fails to give Landlord written notice within the ninety (90) day period specified in Section 7.2 below, which shall be repaired and reasonably corrected by Tenant.
        D. Landlord shal1 deliver to Tenant, prior to the Commencement Date, a non-disturbance agreement from all lenders having liens against the real property upon which the Building is located, having priority to this Lease, which non-disturbance agreement shall state that Tenant's quiet possession of the Premises shall not be disturbed so long as Tenant is not in "material breach", as defined in Section 21.1 below, of any of the terms of this Lease.
          7.2 Except as otherwise set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were at such time in satisfactory condition (except for latent defects) and in conformity with the provisions of this Lease in all respects, except as to any items as to which Tenant shall give Landlord written notice in reasonable detail within ninety (90) days after Tenant takes such possession or commences such use of the Premises or the term of this Lease otherwise commences as provided in Article 1 above. Nothing contained in this Article 7 shall affect the commencement of the term of this Lease or the obligation of Tenant to pay rent hereunder as provided in Article 2 above. Landlord shall promptly take such action as may reasonably be required to remedy any actual defects of which it is notified as provided above.

          7.3 Following the expiration of the second year of the term of this Lease, Tenant may, from time to time, notify Landlord in writing that it desires to lease additional space on Floors 2, 3 and/or 4 in the Building, specifying in such notice the minimum and maximum size of the space Tenant desires to lease. In the event that space on said floors, or any of them, in the Building thereafter is available for lease, or will within six (6) months become available for lease, satisfying the space requirements set forth in the most recent notice from Tenant, Landlord agrees to notify Tenant of such space and to give toTenant a first opportunity to negotiate with Landlord to lease such space and not to offer such space to or negotiate a lease for such space with any third party while negotiations with Tenant are proceeding. Landlord reserves the right to discontinue negotiations with Tenant, at any time, by giving written notice to Tenant, if Landlord determines, in its sole discretion, that such negotiations are not likely to produce a lease agreement on terms then satisfactory to Landlord, or if a lease satisfactory to Landlord has not been executed within thirty (30) days of Landlord's notice to Tenant of such space. Space shallnot be deemed to be available for lease for the purposes of this Section so long as Landlord is negotiating with the then occupant of such space to re-lease such space and Tenant's rights under this Section shall be subject to any and all rights of first refusal, options to renew or extend and/or expansion options either heretofore or hereafter granted to other occupants of the Building or of the Project. Unless Tenant notifies Landlord in writing within ten (10) days of its receipt of any notice from Landlord of the availability of space in the Building that it does not desire such space (upon Landlord's receipt of such notice any rights of Tenant to negotiate for such space under this Section shall terminate), Tenant's rights under this Section 7.3 shall automatically terminate in the event that Tenant refuses to lease such space on terms offered by Landlord to Tenant upon Landlord's leasing such space to a third party for a rent and upon terms not substantially less favorable to the lessee than those rejected by Tenant. Nothing contained in this Section shall be construed as obligating Landlord to divide space becoming available for lease in order to satisfy Tenant's space requirements. Tenant's sole remedy in the event of a default by Landlord under this Section shall be to recover damages, it being understood that Tenant hereby waives any right to specifically enforce the provisions of this Section 7.3. (Provided such notice includes the following statement in capital letters: "A FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) DAYS OF RECEIPT MAY RESULT IN A LOSS OF RIGHTS UNDER SECTION 7.3 OF YOUR LEASE FOR GROUND FLOOR SPACE IN THE ONE PACIFIC PLAZA BUILDING, HUNTINGTON BEACH, CALIFORNIA.")

                             ALTERATIONS AND EQUIPMENT

Article 8.

          8.1 Tenant shall make no alterations, additions or improvements to the Premises, other than usual decorating work, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord may impose as a condition to such consent the right to approve and to require a bond, in form and amount satisfactory to Landlord, from the contractor selected by Tenant to perform such work, the right to approve the contractor selected by Tenant to perform such work and the requirements applicable to alterations, additions or improvements in the Work Letter. All such alterations, additions or improvements including, without limitation, those constructed or installed by or under Tenant pursuant to the Work Letter, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the tern hereof except those described on the attached Exhibit "E".

          8.2 All articles of personal property and all trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term when Tenant is not in material default hereunder, provided that Tenant repairs any damage to the Premises or the Building caused by such removal. On the expiration of the term of this Lease, or on any earlier termination of this Lease, Tenant shall remove all such personal property, etc., in accordance with the provisions of
Article 22 below.

          8.3 Subject to obtaining all requisite governmental approvals and Tenant's compliance with all applicable laws and the Declaration, Tenant shall have the right, at Tenant's sole cost and expense, to install two (2) exterior drive through banking lanes with appropriate electronic banking equipment adjacent to the Ground Floor Premises as depicted on Exhibit "A," with the prior written consent of Landlord of the plans and specifications for such work, which consent shall not unreasonably be withheld. All construction of said drive-through banking lanes shall comply with the provisions of Section 8.1 and
8.2 above and shall be performed in a manner so as to minimize, to the extent reasonably possible, interference with the use and operation of the Common Areas adjacent to the work site. Tenant shall maintain the Drive-Through Facilities in good condition and repair and promptly correct and/or restore any defects in or damage resulting from casualty or condemnation to the Drive-Through Facilities, at its sole cost and expense. All utilities used in connection with the Drive-Through Facilities shall be separately metered, at Tenant's expense, and Tenant shall pay all utility costs incurred in connection therewith.
The Drive-Through Facilities shall be deemed to be a portion of the Premises for the purposes of Articles 4, 6 through 15 and 22 of this Lease.

          From and after the date that Tenant commences the construction or the Drive-Through Facilities, the Basic Annual Rent shall be increased by an amount equal to the product of nine
(9) (being the number of parking spaces or potential parking spaces in any underground or multi-level parking garage or structure within the Project to Tenant and other occupants of the Building or, in the absence of any such garage or structure, $360.00 and Monthly Rental Installments shall be proportionately increased; provided that if Tenant elects to construct only one drive-through lane, said increase shall be equal to the product of nine times the then annual charge for unassigned parking spaces in any such underground or multi-level parking garage or structure or, in the absence of any such garage or structure, $240.00 per year per space and Monthly Rental Installments shall be proportionately increased.


                              LIENS

Article 9.

          Tenant shall keep the Premises and the Building free from any mechanics liens arising out of any work performed by or under the materials furnished to or obligations incurred by or under Tenant. Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or actions.


                     TAX ON TENANT'S PROPERTY

Article 10.

          10.1 Tenant shall be liable for and shall pay prior to delinquency all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property and if Landlord, after a minimum of thirty (30) days prior written notice to Tenant, pays the same, which Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest if requested by Tenant, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

          10.2 If the Tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessments levie against Landlord or Landlord property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1 above.


                                       MAINTENANCE AND REPAIR

Article 11.

          11.1 Subject to the provisions of Section 11.2 below Tenant shall maintain the Premises and fixtures therein in good condition and repair, and subject to the provisions of Article 17 below, shall reimburse Landlord for all repair thereto or to the Building which are made necessary as a result of any misuse or neglect by Tenant, or any of its officers, agents, employees, contractors, licensees, visitors, guests or invitees, except to the extent that such repairs are covered by insurance maintained by Landlord. Tenant shall also maintain the HVAC system installed by Tenant in the Premises.

          11.2  Subject to the provisions of Article 5.1 and
Article 17 hereof Landlord shall repair and maintain the Building structure and public areas, and the plumbing, elevator and electrical systems servicing the Premises, the exterior sides of demising walls, and exterior parking and landscaping (other than those areas that are expressly the responsibility of Tenant). Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice (or telephone notice in the case of emergency endangering life or property of the need for such repairs or maintenance is given to Landlord by Tenant. In any event, Tenant shall have the right to make such repair upon Landlord's failure to do so in a reasonable time following notice and to recover Tenant's reasonable costs of making such repairs from Landlord. Except as provided in Article 1, hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the adjacent parking and common areas; provided, however, that in making such repairs, alterations or improvements to the Building, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.


                   ENTRY AND I N S P E CT I ON

Article 12.

          Tenant will permit Landlord and its agents at any time in case of emergency, and otherwise upon 24 hours prior written notice to Tenant, in such manner as to cause as little disturbance to Tenant as reasonably practicable, to take all required materials and equipment into the Premises, and perform all required work therein, including the erection of scaffolding, props, or other mechanical devices, for the purpose of making alterations, repairs or additions to the Premises or to any other portion of the Building as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or for maintaining any service provided by Landlord to Tenant hereunder, without any rebate of rent to Tenant for any loss of occupancy or damage, injury or inconvenience thereby occasioned, unless resulting from the negligence or improper behavior on the part of Landlord or its agents or contractors. Tenant shall also permit Landlord and its agent, upon 24 hour prior written request, to enter and/or pass through the Premises or any part thereof, at reasonable times during normal business hours and accompanied at all times by an authorized agent of Tenant to inspect the Premises and/or to show the Premises to holders of encumbrances of the interest of Landlord under the Lease, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and during the period of six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants in the same manner. Landlord shall also have the right to enter or and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or any other portion of the Building. If during the last thirty (30) days of the term hereof Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of rent and without liability to Tenant, and such acts shall have no effect on this Lease.


                          HOLD HARMLESS AND NON-LIABILITY

Article 13.

          Tenant agrees to hold harmless and to indemnify Landlord, Landlord's partners and/or joint venturers and the officers and/or partners of such partners and/or join venturers, from and against any and all claims arising from injury of persons, loss of life or damage to property occurring in or about the Premises and from and against any and all costs, expenses and liabilities (including without limitation reasonable attorney's fees) incurred by Landlord, and/or said other indemnitees, or any of them, and/or inconnection with any such claim or any proceeding based thereon, to the extent such injury, loss of life or damage arises out of the negligent or willful act or failure to act of Tenant, or any of its officers, employees, agents, con-tractors, licensees, visitors, guests or invitees, or out of Tenant's breach of this Lease, or out of Tenant's use of the Premises or the conduct of its business from the Premises, and not arising out of the negligent or wilful act or failure to act of Landlord or Landlords agents, contractors or invitees, nor by patent or latent defects in the construction of the Building. Except in the case of Landlord or Landlord's agents' or contractors' negligence or wilful act, neither Landlord nor its agents shall be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Neither Landlord nor its agents shall be liable for interference with the light or other incorporeal hereditaments, loss of business by Tenant. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or defects therein. Notwithstanding anything contained herein to the contrary, Landlord shall not be required to reimburse Tenant for loss or damage resulting from Landlord's or Landlord's agents' or contractors' willful or negligent acts if and to the extent that Tenant is reimbursed by insurance proceeds covering such acts.

          Throughout the term of this Lease Tenant shall maintain in effect comprehensive public liability and property damage insurance with limits of liability of not less than ONE MILLION DOLLARS ($1,000,000.00) combined single limit, naming Landlord as an additional named insured under the policy. The cost of naming Landlord as an additional insured on said policy shall be borne by Tenant to the extent of the first $100.00 with any excess in cost for so naming Landlord to be paid by Landlord. Tenant agrees to furnish and to maintain with Landlord at all times during the term of this Lease, a current certificate evidencing the insurance required by this Article, which certificate shall contain an agreement by the insurer that said policy shall not be canceled or materially changed without at least ten (10) days prior written notice to such additional named insureds. Any such policy of insurance shall be primary and not contributing with any insurance provided by Landlord. Any such policy of public liability and property damage insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or negligence of Tenant which might otherwise result in the forfeiture of such insurance, if available, but any additional charge for such provision shall be paid by Landlord, unless Landlord waives the provisions of this sentence .


                      WAIVER OF SUBROGATION

Article 14.

          Landlord and Tenant hereby release the other from any and all liability from or to the other party of every kind and nature which may result from the perils of fire, lightning or extended coverage perils which causes damage on or to the Premises, the Building and/or property within the Building owned by it, such waiver to include situations where the negligence of one of the parties hereto or his agent, servant or representative causes or contributes to the occurrence or the result of damage. Each party agrees to furnish appropriate subrogation waiver endorsements of their respective fire insurance companies.


                    ASSIGNMENT AND SUBLETTING

Article 15.

          15.1.  See page 23(a).

          15.2. No subletting or assignment shall relieve Tenant of its obligations to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance by Landlord of any payment due hereunder from any person, other than Tenant, shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer or interest.


                 TRANSFER OF LANDLORD'S INTEREST

Article 16.

          In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided such obligations and liabilities are assumed in writing by the transferee.

          16.1 Tenant shall not, either voluntarily or by operation of law, assign, pledge or otherwise transfer al1 or any part of Tenant's leasehold or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance. Landlord agrees not to unreasonably withhold its consent to any proposed assignment or sublease, provided that such assignment or sublease is to a financially responsible party with a good business reputation. Landlord's consent given pursuant to this Section in one or more instances shall not operate to exhaust Landlord's rights under this Section. A voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which, under the current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Section, p ovided that this sentence shall not be applicable to the transfer of shares in any corporation operating a bank from the Premises, unless such transfer is in connection with a transaction that includes or contemplates the use of the Premises for a purpose other than as a bank, Tenant agress to reimburse Landlord for Landlord's reasonable oasts and attorneys' fees incurred in connection with the processing and documentation of any such requested assignment, subletting, transfer, change of cwrership or hypothecation of this Lease or Tenant's interest in and to the Premises, not to exceed, however, $250.00 per request.


                      DAMAGE OR DESTRUCTION

Article 17.

          17.1 In the event that the Premises or the Building, or any portion or portions thereof, shall be damaged by fire, explosion, windstorm or any other casualty, then Landlord shall repair such damage as rapidly as reasonably possible, allowing sufficient time for Landlord to settle with any applicable insurer, and Tenant shall be entitled to an equitable abatement of the Basic Annual Rent and all additional rent payable at such time, based upon the extent to which the damage and Landlord's making of such repairs shall interfere with the business carried on by Tenant in the Premises. Notwithstanding the foregoing, if the Premises and/or the Building shall be damaged by any casualty which Landlord is otherwise obligated to repair, and such damage shall be to the extent of more than twenty-five percent (25%) of the value of the Building at the time of such damage, or should such damage occur during the last twelve (12) months of the term of this Lease, or should such damage be caused by a casualty not covered by standard fire and extended coverage insurance or any other insurance carried by Landlord and exceeds twenty percent (20%) of the value of the Building at the time of such damage, then Landlord may in any of such events, at its election upon notice to Tenant given within thirty (30) days after such damage, terminate this Lease effective as of the date of the casualty. Notwithstanding the foregoing, there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less. Unless this Lease is terminated by Landlord pursuant to this section, Tenant may terminate this Lease unless Landlord commences the restoration and repair of such casualty damage required by this Section and, subject to force majeure, substantially completes the work of such restoration and repair and repair within eight (8) months of the date of such casualty. See the attached page 24 (a).

          17.2 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or other portion of the Building. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

          17.3 Landlord shall not be required to carry insurance of any kind on Tenant's property and, except by reason of the breach by Landlord of any of its obligations hereunder (subject to the provisions of Article 14), shall not be obligated to repair any damage thereto or to replace the same.

          17.4 A total destruction of the Building shall automatically terminate this Lease, provided, however, that Tenant may thereafter for a period of not to exceed sixty (60) days, enter the Premises for the purpose of salvaging personal property and conducting investigations.

          If the Premises cannot be occupied and used for banking purposes as a result of casualty damage to the Premises or the Building and if this Lease is not terminated under this Section
17.1 by reason of such casualty to the point tht the Premises can be reoccupied for banking purposes, Landlord agrees to cooperate reasonably with Tenant to permit Tenant's temporary use and occupancy of such space until Tenant reasonably can reopen the Premises for the conduct of its banking business. In such event, Tenant shall execute a lease for such space on Landlord's then standard form applicable to such space, modified to conform to this Section, and pay the lesser of (I) the then market rate for such space or (ii) a pro rata portion of the rent payabe under this Lease prior to such casualty increased by the Additional Rent payable under Article 3 for the preceding calendar year, based on the ratio between the net rentable area in the Premises and the net rentable area in such space to be leased by Tenant. Any and all leasehold improvements required for the use and occupancy of such space shall be constructed by Tenant, at Tenant's sole cost and expense, shall be approved by Landlord, which approval shall not unreasonably be withheld, and shall be removed by Tenant promptlyupon th expiration of the term of such lease and any damage resulting from such removal shall be repaired by Tenant. A default by Tenant under any such lease shall constitute a default under this Lease and any default under this Lease by Tenant shall constitute a default by Tenant under such new lease. Space previously leased and occupied by lessee shall not be deemed available for lease so long as Landlord is negotiating with the occupant of such space for a new lease and/or an extension or renewal of an existing lease. Nothing contained herein shall be construed as obligating Landlord to divide any space available for lease so as to permit Tenant's occupancy of less than all of the said space. Tenant agrees to promptly repair and/or replace its leasehold improvements, fixtures and equipment upon Landlord's completion of its repairs to the Premises and/or the Building required for Tenant's work and the use and occupancy of the Premises. If such suitable space in the Building is not available following any such casualty, if this Lease is not terminated under Section 17.1 above and if there is an unleased vacant building pad in any portion of the Project, then owned by Landlord, free of option and/or purchase agreements, Landlord agrees to rent space upon such building pad, or upon any portion of the common area in the Project, to Tenant for the erection and operation of a temporary banking facility, pursuant to plans for such work approved by Landlord (such approval shall not unreasonably be withheld) for the temporary term contemplated above. Tenant shall pay as rental for such use a proportionate share of the rental then payable hereunder, based upon the net rentable area occupied by Tenant in such temporary facility to the net rentable area of the Premises, together with a pro rata share of the expenses described in Section 35(h) allocable to the parcel upon which Tenant's temporary facilities are situated under the Declaration based upon the ratio between the building area (as defined in the Declaration) in such temporary facility to the total building area allowed to be constructed on such parcel under the Declaration. Except for term, location of the leased premises and rental, such rental agreement shall be upon the terms contemplated in Section 1.2 above; provided that if such temporary facility is located on a building pad, Tenant's tax liability shall include the land tax allocable to the land area occupied by such temporary facility.


                          EMINENT DOMAIN

Article 18.

        18.1 If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No taking of the Drive-Through Facilities shall be deemed to render the balance of the Premises unusable by Tenant. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in any taking or condemnation affecting the Premises or any portion of the Project, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of the unamortized value of improvements installed by or under Tenant, amortized on a straight-line basis over the last twenty-five (25) years of the term of this Lease, including any unexercised extension options.)

          18.2 In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to the part of the Premises so made unusable by Tenant.

                            EXHIBIT C

                  RULES AND REGULATIONS ATTACHED
                                       TO AND MADE A PART OF
OFFICE LEASE

          1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities or violate Landlord's applicable rules and regulations. No tenant and no employees of any tenant shall go upon the roof of the Building without the writing consent of Landlord.

          2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Building, without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

          3. No signs, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, his premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. The Building lobby directory tablet shall be inscribed, painted or affixed for each tenant by Landlord and shall be of a size, color and style acceptable to Landlord.

           4. The wash room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All costs incurred to correct damage resulting from any misuse of the fixtures by a tenant or such tenant's servants, employees, agents, visitors or licensees shall be promptly reimbursed Landlord by such tenant upon demand.

          5. No tenant shall mark, paint, drill into, or in any way deface any part of his premises or the Building without the prior written consent of Landlord. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

          6. No bicycles, vehicles, vending machines or animals of any kind shall be brought into or kept in or about the Building and no cooking shall be done or permitted by any tenant on his premises except that the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape from his premises. Landlord acknowledges that Tenant's premises will include an employee's kitchen with stove and microwave for use by employees and caterers catering Board of Director's meetings and other bank related meetings and bank related activities and agrees that nothing contained in this Paragraph 6 shall be construed as prohibiting such use of the premises, provided that offensive cooking odors do not escape from the premises.



          7. No premises within the Building shall be used for manufacturing or for the storage of merchandise without Landlord's prior written consent, except as such storage may be incidental to the use of such premises for general office purposes. No tenant shall occupy or permit any portion of his premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop, manicure shop or employment agent, except with Landlord's prior written consent. No tenant shall engage or pay any employees on his premises except those actually working for such tenant on his premises nor advertise for laborers giving an address at his premises. No portion of the Building shall be used for lodging or sleeping without Landlord's prior written consent nor for any immoral or illegal purpose.

          8. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

        9. No tenant shall throw or permit to be thrown anything out of doors or down the passageways.

         10. No tenant shall at any time bring or keep or permit to be brought or kept upon his premises any inflammable, combustible or explosive fluid, chemical or substance. No tenant shall do or permit anything to be done in his premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building or any part thereof, or with any rules and ordinances established by the local health authority or other governmental authority.

          11. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his supervision and the persons employed by any tenant for such work must be acceptable to the Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building. The Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the Building floors.

          12. No tenant shall purchase or otherwise obtain for use in his premises, water, ice, towel, vending machine, janitorial, maintenance or other services of any kind except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

          13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

          14. Landlord reserves the right to exclude from the Building between the hours of 7 p.m. and 7 a.m. and at all hours of Sundays and legal holidays all persons who do not present a pass to the Building signed by the Landlord. The Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to the Landlord for all acts of such persons.

          15. Any persons employed by any tenant to do janitor work, shall, while in the Building and outside of his premises, be subject to and under the control and direction of the manager of the Building (but not as an agent or servant of said manager or of the Landlord, and tenant shall be responsible for all acts of such persons). Except with Landlord's prior written permission, no tenant shall permit janitorial services to be performed during the hours of 7:00 a.m. to 6:00 p.m. Mondays through Fridays.

          16. All doors opening into public corridors shall be kept closed, except when in use for ingress and egress.

       17. The requirements of tenants will be attended to only upon application to the building manager's office of the Building.

        18. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         19. All office equipment of any electrical or mechanical nature shall be placed by tenants in their premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

          20. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

         21. There shall not be used, in any space, or the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.
          22. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wire will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

          23. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system when outside temperatures are in excess of 65 by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.










                          SIGN CRITERIA




                             "None "
















                           Exhibit "D"

                           EXHIBIT "E"

   1.  Vault door.

   2.  Safety deposit boxes, including frames.

   3.  Chandeliers.

   4.  Teller counters and booth.

    5. Telephone and other communication systems, including cables for service, business and printing.

   6.  Computer and computer cable systems.

   7.  Decorator items, such as wood carvings attached to
ceilings or walls (other than wall coverings         such as
fabrics and/or paneling and molding), provided that any damage to
ceilings and/or walls        resulting from such removal is
repaired by Tenant.


                       CONDITION SUBSEQUENT

Article 19.

          Tenant shall use its best efforts and diligently pursue obtaining the approval of this Lease by the Comptroller of the Currency of the United States Government. In the event Tenant does not obtain such approval within 45 days after mutual execution hereof, Landlord may terminate this Lease by giving written notice of such termination to Tenant at any time prior to the date such approval is obtained by Tenant. In the event that the Comptroller of the Currency disapproves of this Lease by giving written notice of such disapproval to Tenant and in the further event that Landlord is unwilling to make modifications to this Lease required to obtain such approval within thirty (30) days of Landlord's receipt of a copy of said notice of disapproval, Tenant may terminate this Lease by giving written notice of such disapproval to Landlord. Tenant agrees to promptly deliver a copy of any such notice of disapproval received by Tenant to Landlord. In the event of such termination, each of the parties shall be excused from all covenants and obligations to be performed or observed after the date of such termination, and all deposits, moneys, plans and drawings delivered to Landlord by Tenant shall be returned to Tenant.


                             PARKING

Article 20.

          20.1 Subject to Section 20.4 and 20.5 below, Landlord shall maintain at all times, and without fee to Tenant, Tenant's employees or invitees, and with free validation2, for use as a visitor and temporary parking area, the portion or portions of the parking area cross-hatched on Exhibit "B", which shall provide for 20 parking spaces immediately adjacent to the Premises for the exclusive use of Tenant's invitees. Said cross-hatched portion of the parking area shall not be relocated or altered in any material way without Tenant's approval, which approval shall not unreasonably be withheld, and no specific parking spaces shall be assigned to any person within such cross-hatched portion of the parking area, provided, however, that Tenant may erect parking identification and limitation signs in this area with Landlord's prior written consent, which shall not be unreasonably withheld. Landlord hereby designates Tenant as the agent of Landlord to enforce the exclusivity of said parking area, and Tenant may take all reasonable action necessary to so enforce such exclusivity, provided that Tenant indemnify Landlord from and against any liability or loss by reason of such action. Landlord shall not be responsible for the improper use of said parking area by unauthorized persons. No monthly charges or parking charges shall be payable with respect to said twenty parking spaces during the first ten (10) years of the term of this Lease and if a system of validated parking is instituted, Tenant shall be entitled to free validated parking for said twenty spaces.

          20.2 Except as otherwise provided in paragraph 20.5 hereof, and in addition to the parking described in Paragraph
20.1 hereof, Tenant and Tenant's employees and invitees shall be entitled, at no cost, fee, or expense whatsoever to Tenant or Tenant's employees or invitees, (the monthly charges and validated parking charges described in Section 20.3 below excepted), to the nonexclusive use in common with Landlord and others designated by Landlord of such parking facilities as may from time to time be constructed and maintained for such purposes by Landlord upon or adjacent to the real property of which Building is a portion. Tenant agrees to comply with and to cause its employees and invitees to comply with such reasonable rules and regulations with respect thereto as Landlord may from time to time establish. Such rules and regulations may include, but shall not be limited to the restriction of designated areas for drive-through banking, restaurant or other drive-through facilities, periodic and/or seasonal sales activities and the designation of specific parking spaces and/or areas for parking by Tenant and/or other occupants of the Building or Project and their respective employees. Landlord shall not be liable to Tenant by reason of the failure of any other occupant of the Building and/or Project to comply with such rules and regulations, provided that Landlord takes reasonable action to enforce such rules and regulations. Notwithstanding footnote 1 in this Section 20.2 and Section 20.3 to the contrary no monthly charge or parking charge shall be payable for surface parking during the first five (5) years of the term of this Lease and if a validated parking system is instituted, Tenant shall be entitled to free validated parking for the use of such surface parking spaces.

     20.3 Landlord reserves the right, but shall not be obligated, to (i) construct underground or multi-level parking garages and/or structures, subject, however, to such monthly rates and other charges that may be established or allowed by Landlord, or by the operator of such parking areas, at any time or from time to time during the term of this lease including monthly rates as permitted by (i) above, (such monthly rates for Tenant and its employees), shall not exceed monthly rates charged other tenants in the Building, nor shall such rates exceed, in any event, the sum of $30.00 per assigned space per month during the first year such garage and/or structure is operated and the sum of $20.00 per unassigned space per month during the first such year of operation, not shall such rates exceed those charged for assigned and unassigned parking spaces in comparable parking garages in the County of Orange, State of California, (ii) to set aside and reserve parking garages and/or structures or areas for use by certain occupants of the Project, their employees and/or invitees and/or to institute systems of pay or validated parking therein, and/or to limit parking in such areas to temporary parking or temporary parking for use by certain occupants of the Project, their employees and/or invitees, (iii) to institute valet parking areas and systems on the Project, or portions thereof, (iv) subject to Section 20.2 above, to alter and/or modify the layout and design of the parking and driveway areas from time to time constructed within or proposed to be constructed within the Project; provided that Landlord shall at all times, subject only to condemnation and/or other governmental restriction, provide or cause to be provided sufficient parking spaces for the Building to satisfy the parking requirements of the City of Huntington Beach then applicable to the Building.

          20.4 Tenant agrees that parking spaces designated for use by Tenant, its employees, subtenants and the employees of its subtenants may be either on the surface or within a parking garage and Tenant agrees to park and to cause its employees, subtenants and the employees of its subtenants to park within parking spaces or areas from time to time designated by Landlord for such purpose, provided that Tenant shall have the preferential right to select the location of not more than 35 spaces for standard sedan type automobiles during the term of this Lease for the exclusive use of Tenant, its employees and invitees on the first or second floor of the parking structure. In the event that such a parking structure is constructed within the Project, provided that Tenant makes such selection within thirty (30) days of Tenant's receipt of written request from Landlord to make such selection, together with a floor plan of the structure showing entrances, exits and parking spaces. Landlord agrees not to make such a request of Tenant prior to the commencement of construction of said structure. Tenant shall further have the right to reduce the number of spaces used by Tenant or Tenant's employees upon not less than thirty (30)days written notice to Landlord and the operator of the parking structure.

          20.5 In the event that any parking surcharge or regulatory fee, however designated, should be imposed upon or levied or assessed against the Project, or any portion thereof, on or on account of the parking spaces thereon, by any governmental agency or authority pursuant to the "Clean Air Act", or any plan implemented pursuant to such Act or any enactment amendatory or in substitution thereof, or pursuant to any other governmental act or decree, Tenant acknowledges that Landlord and the other owners of the Project may elect to impose a parking charge or additional parking charge upon the users of the parking areas within the Project in order to recover any such surcharge or fee from the users of such parking spaces. In the event that Landlord and said other owners do not elect to collect any such surcharge or fee from the users of the parking areas within the Project by instituting such a parking charge, that portion of any such surcharge or fee payable by Landlord, as the owner of Parcel 1, as per the above described Parcel Map, pursuant to law or under any agreement for allocation with other owners of the Project, shall be included within Total Operating Expenses as defined in Section 3.5.


                      DEFAULTS AND REMEDIES

Article 21.

          21.1 The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                (i) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for five (5) days after written notice thereof by Landlord to Tenant.

               (ii) The abandonment or vacation of the Premises by Tenant.

               (iii)  Any failure by Tenant to observe and
perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after written notice by Landlord to Tenant. If the nature of such default is such that the same cannot reasonably be cured within such thirty-day period, financial inability excepted, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

          21.2 In the event of any such default by Tenant, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss the Tenant proves could be reasonably avoided; plus

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligation under this Lease or which in the ordinary course of things would be likely to result there from, and

               (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          The term "rent" as used herein shall be deemed to be and to mean the Basic Annual Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate charged by Bank of America NT&SA on commercial loans to its most creditworthy customers (prime rate) as of the date thirty (30) days preceding the date of the award. As used in subparagraph
(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, but not greater than ten percent (10%).

          21.3 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          21.4 In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law then if Landlord does not elect to terminate this Lease as provided in this Article 21, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

          21.5 In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting, during any month which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          21.6 No re-entry or taking possession of the Premises by Landlord pursuant to this Article 21 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

          21.7 In the event of the material and undisputed default of Tenant hereunder, Landlord shall have the right at Landlord's option, to suspend or discontinue the services specified in Article 5, above, or any part thereof, during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of Tenant.


            SURRENDER OF PREMISES; REMOVAL OF PROPERTY

Article 22.

          22.1 Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and state of repair as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and all similar articles of any other persons claiming under Tenant, and Tenant shall repair all damages to the Premises resulting from such removal.

          22.2  Whenever Landlord shall re-enter the Premises as
Article 21 hereof, or as otherwise provided in any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale:
First, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

          22.3 All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant or both, shall, be and remain part of the Premises and shall not be removed by Tenant at the end of the term the fixtures itemized on the attached Exhibit "E", excepted such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to: All floor coverings, drapes, panelings, molding, doors, vaults, plumbing systems, HVAC ducts, fans and other equipment, lighting systems, silencing equipment communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations, except those, if any, itemized on the attached Exhibit "E".


                          COSTS OF SUIT

Article 23.

          23.1 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney's fees in such suit and such attorney's fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.
          23.2. Should Landlord, or Tenant, without fault on its part, be made party to any litigation instituted by the other or by any third party against the other, or by or against any person holding under or using the Premises or the Building by license of the other, or for the foreclosure of any lien for labor or material furnished to or for Tenant or Landlord or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or Landlord or of any such other person, each party covenants to save and hold the other harmless from any judgment rendered against them or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by either party in or in connection with such litigation.


                              WAIVER

Article 24.

          The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.


                           HOLDING OVER

Article 25.

          If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or any extension for any further term, and in such case Basic Annual Rent shall be payable in the monthly amount payable immediately preceding the expiration of the lease term and at the time specified in Articles 2 and 3 hereof, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein, including the payment of additional rent under Article 3. Nothing contained in this Article 25 shall be construed as consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in
Article 22 above forthwith upon the expiration of the term of this Lease or other termination of this Lease.


                          SUBORDINATION

Article 26.

          Tenant agrees that this Lease shall be subject and subordinate to any first mortgage, or first trust deed heretofore or hereafter placed by Landlord or its successors in interest upon its interest in said Premises to secure the payment of monies loaned, interest thereon, and other obligation, in whole or in part, at the option of the holder of such first mortgage or first deed of trust, provided that such first trust deed lender first delivers to Tenant a nondisturbance agreement in a form satisfactory to Tenant, Tenant agrees to execute and deliver, upon demand of Landlord, any and all instruments desired by Landlord subordinating in the manner requested by Landlord this lease to such mortgage, trust deed or like encumbrance. The subordination of this Lease to any such mortgage, deed of trust or other encumbrance shall, however, be subject to the condition that in the event of the sale of the real property of which the Premises are a part upon foreclosure or upon the exercise of a power of sale, Tenant will attorn to the purchaser and recognize the purchaser as the Landlord under this Lease.

 .
                      RULES AND REGULATIONS

Article 27.

          The Rules and Regulations attached hereto as Exhibit "C" by this reference are hereby incorporated herein and made a part hereof. Tenant agrees to abide by and comply with said Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter te adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant, provided that Landlord takes reasonable actions to enforce the terms of such rules and regulations, including any reguired legal action, required to either (i) prevent interference with Tenant's use of the Premises arising from such violation, or (ii) insure that the Building is operated and used in a manner consistent with other first-class office buildings in the Southern California area. This Section shall not require Landlord to institute legal action to enforce Paragraph 24 of Exhibit "C".


                         DE F I NED TERMS

Article 28.

          The words "Landlord" and "Tenant", as used herein shall
include the plural as well as the singular.   Words used in
neuter gender include the masculine and feminine and words used in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.





                        HEIRS AND ASSIGNS

Article 29.

          Subject to the provisions of Article 15 hereof relating to assignment and subletting, this Lease is intended to and does bind the heirs, executors, administrators, personal representatives, successors and assigns of any and all of the parties hereto.


                         TIME OF ESSENCE

Article 30.

          Time is of the essence of this Lease.


                           SEPARABILITY

Article 31.

          If any term or provision of this Lease shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                         ENTIRE AGREEMENT

Article 32.

          This instrument along with any exhibits and attachments or other documents affixed hereto or referred to herein (including without limitation the Work Letter) constitutes the entire and exclusive agreement between Landlord and Tenant relative to the Premises herein described, and this agreement and said exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both-Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements, understandings, and/or practices relative to the leasing of the Premises are merged in or revoked by this agreement.


                           WORK LETTER

Article 33.

          The Premises shall be finished in accordance with the Work Letter.


                   RIGHT OF LANDLORD TO PERFORM

Article 34.

          All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including without limitation providing or evidencing the provision of any insurance and/or the payment or any lien, and such failure shall continue beyond any applicable grace period set forth in Article 21, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment, obtain any such insurance, pay any such lien or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the maximum rate permitted by law per annum but not to exceed the prime rate charged from time to time by Bank of America NT & SA plus 5% from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.


                 INTEREST ON TENANT'S OBLIGATIONS

Article 35.

          Any amount due from Tenant to Landlord (other than interest) which is not paid when due shall bear interest at the "prime rate" of Bank of America NT & SA or the maximum rate permitted by law per annum, whichever is less, until paid (to the extent enforceable by law), but the payment of such interest shall not excuse or cure the default.


                             NOTICES

Article 36.

          All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in Item 12 of the Basic Lease Provisions and if so mailed shall be deemed to have been served or given twenty-four (24) hours after deposit in the U.S. Mails. Either party may change the address for notices set forth in Item 12 by giving written notice of such change of address to the other.




                         QUIET ENJOYMENT

Article 37.

          Landlord covenants and agrees that Tenant, upon paying the basic annual rent, additional rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall have the right to lawfully and quietly have, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the matters herein set forth.


                      ESTOPPEL CERTIFICATES

Article 38.

          38.1 Tenant agrees at any time and from time to time upon not less than ten (10) days prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee of the Building or any mortgages thereof or any assignee of any mortgage upon the fee of the Building.

          38.2 Landlord agrees at any time and from time to time upon not less than twenty (20) days prior notice by Tenant to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective assignee of the Tenant's interest in this Lease.


                   ACCESS, CHANGES IN BUILDING
                         FACILITIES, NAME

Article 39.

          39.1 The surfaces of all walls and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), but excluding inside surfaces of walls and doors bounding the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises with prior written notice to Tenant during normal business hours or otherwise accompanied by an officer of Tenant as to time of desired access for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Notwithstanding the foregoing, Tenant may install building signs on the exterior of the Building as permitted by
Article 43 below.

          39.2 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises.

          39.3 Subject to the terms and conditions of Article 3 of the Work Letter, Landlord reserves the right, at any time before or after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable, so long as such changes do not affect the size of the Premises in an adverse manner and so long as Tenant operates a bank from the Premises, Landlord agrees to describe the Building by Tenant's bank name on Building directories.


                        NONDISCRIMINATION

Article 40.

          Tenant herein covenants by and for himself, his heirs, executors, administrators, personal representatives, successors and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, national origin, or ancestry, in the leasing, sub-leasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall Tenant himself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the Premises.


                             BROKERS

Article 41.

          The parties recognize as the broker who procured this Lease the firm specified in Item ll of the Basic Lease Provisions, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto.


                      PROJECT - NO WARRANTY

Article 42.

          Nothing contained herein, including without limitation the first phase site plan attached hereto as Exhibit "B" and/or in the Declaration shall be construed as obligating Landlord to construct any improvements within the Project, except for the Building and the adjacent parking and common areas required by applicable governmental authorities, nor as a representation or warranty by Landlord that any portion of the Building or of other buildings which may be constructed within the Project will be devoted to any particular use or occupied by any particular tenant or type of tenant. Landlord reserves the right from time to time to add or to delete property from the Project and to amend or terminate, in whole or in part, the covenants, restrictions and easements established by the Declaration without Tenant's approval or consent, provided that following any such addition or deletion continues to be reasonable ingress and egress to and from the Building and adjacent public streets and sufficient parking spaces to satisfy the then applicable parking code requirements of the City of Huntington Beach and provided further that no such amendment or termination of the said Declaration that is consistent with Tenant's rights hereunder shall be binding upon Tenant.

                              SIGNS

Article 43.

          43.1  Subject to approval of all appropriate
governmental authorities, and complying with all applicable laws, Tenant shall have the exclusive right to install and affix, at Tenant's sole cost and expense, exterior building signs on the northeasterly and southwesterly sides of the Building, as permitted by the regulating municipal authority, p rovided such signs consist of the name of a bank then operating from the Premises. Tenant may also install canopy signs on any canopy constructed as a part of the Drive-Through Facilities, as permitted by the regulating municipal authority. So long as Tenant does not use the Premises for a purpose other than as a bank, Landlord shall not allow any signs on the sides of the roof to the building, other than the two (2) signs permitted Tenant by this Section. If Tenant vacates or uses the Premises for a purpose other than as a bank (a temporary vacation due to casualty damage, remodeling, etc., excepted) Tenant shall remove its signs from the roof of the building and its rights to use the roof of the building for signs under this Section shall terminate. Landlord reserves the right for other occupants of the Building to install signs on the exterior sides of the Building, except those portions of the exterior sides of the Building enclosing the Premises on or below the first floor and/or first floor canopy. Except for signs consistent with the sign criteria set forth on the attached Exhibit "D", if any, the size, location and design of any exterior roof signs to be installed by Tenant shall be subject to the prior approval of Landlord, which approval shall not unreasonably be withheld. Tenant shall maintain and repair in a good and sightly condition and pay any and all utility costs for its exterior signs.
Nothing contained herein shall be construed as a representation by Landlord that governmental permits and approvals for either of said signs may be obtained.